Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of InspireMD, Inc. of our report dated September 11, 2012, except for Note 16 for which the date is January 3, 2013, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
March 5, 2013	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited